UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 13, 2015
Date of Report (Date of earliest event reported)

PRECISION CASTPARTS CORP.
(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue
Suite 400
Portland, Oregon 97239-4254
(Address of principal executive offices)

(503) 946-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 13, 2015, Precision Castparts Corp. issued a press release announcing its financial results for the three and twelve months ended March 29, 2015. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 8.01.    OTHER EVENTS

On May 13, 2015, the Company issued a press release announcing that its Board of Directors had approved a $2 billion expansion to the Company's existing program to repurchase shares of the Company’s common stock, effective immediately and continuing through June 30, 2017.  This amount is in addition to approximately $220 million remaining from a prior authorization.  Under the existing program, repurchases are made in open market or privately negotiated transactions in compliance with Securities and Exchange Commission Rule 10b-18, subject to market conditions, applicable legal requirements, and other relevant factors.  The share repurchase plan does not obligate the Company to acquire any particular amount of common stock, and it may be suspended at any time at the Company’s discretion.  A copy of the press release is attached as Exhibit 99.2 and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits.

99.1	Press release issued by Precision Castparts Corp. on May 13, 2015 reporting financial results for the three and twelve months ended March 29, 2015.

99.2	Press release issued by Precision Castparts Corp. on May 13, 2015 announcing that its Board of Directors approved an expansion to the Company's existing share repurchase program.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date:	May 13, 2015	By:	/s/ Shawn R. Hagel
		Name:	Shawn R. Hagel
		Title:	Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press release issued by Precision Castparts Corp. on May 13, 2015 reporting financial results for the three and twelve months ended March 29, 2015.
Exhibit 99.2	Press release issued by Precision Castparts Corp. on May 13, 2015 announcing that its Board of Directors approved an expansion to the Company's existing share repurchase program.

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